                                                                     EXHIBIT 4.3

                     [FORM OF 7 7/8% GLOBAL NOTE DUE 2043]

      UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                 NYC NEWCO, INC.

                                 [$105,000,000]

                              7 7/8% NOTES DUE 2043

NO. **                                                              CUSIP NO. **

      This security (the "Security") is one of a duly authorized issue of securities (herein called the "Securities") of NYC Newco, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), issued and to be issued in one or more series under an indenture (the indenture, as supplemented from time to time being herein called the "Indenture"), unlimited as to aggregate principal
amount, dated as of [          ], 2004 among the Company, CSX Transportation,
Inc., as Guarantor (herein called "Guarantor"), and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series has been issued in an initial aggregate principal amount of [$105,000,000 (ONE HUNDRED FIVE MILLION DOLLARS)]. All Securities of this series need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Securities of this series. Any such additional Securities of this series will have the same interest rate, maturity and other terms as those initially issued. Further Securities of this series may also be authenticated and delivered as provided by Sections 304, 305, 306 or 905 of the Indenture. This Security represents an aggregate initial principal amount of [$105,000,000 (ONE HUNDRED FIVE MILLION

DOLLARS)] (as adjusted from time to time in accordance with the terms and provisions hereof and as set forth on Exhibit A hereto, the "Principal Amount") of the Securities of such series, with the Interest Payment Dates, date of original issuance, and date of Maturity specified herein and bearing interest on said Principal Amount at the interest rate specified herein.

      The Company, for value received, hereby promises to pay CEDE & CO., or its registered assigns, the principal sum of [$105,000,000 (ONE HUNDRED FIVE MILLION DOLLARS)] on May 15, 2043 and to pay interest (computed on the basis of a
360-day year of twelve 30-day months) thereon from [        ], 2004 or from the
most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof, semiannually in arrears on May 15 and November 15 of each year, commencing [November] 15, 2004 at the rate of 7 7/8% per annum, until the principal hereof is paid or duly made available for payment. The Company shall pay interest on overdue principal and (to the extent lawful) interest on overdue installments of interest at the rate per annum borne by this Security. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on which the Securities of this series may be listed or quoted, and upon such notice as may be required by such exchange or quotation system, all as more fully provided in the Indenture. Notwithstanding the foregoing, interest payable on this Security at Maturity will be payable to the Person to whom principal is payable.

      This Security is exchangeable in whole or from time to time in part for definitive Registered Securities of this series only as provided in Section 305 of the Indenture and such definitive Registered Securities, if any, shall be authenticated and delivered in the manner provided for in the Indenture (including Section 305 thereof).

      Any exchange of this Security or portion hereof for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar. Upon exchange of any portion of this Security for one or more definitive Registered Securities of this series, the Trustee shall endorse Exhibit A of this Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.

      The principal and any interest in respect of any portion of this Security payable in respect of an Interest Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof which will undertake in such circumstances to credit any such principal and interest received by it in respect of this Security to the respective accounts of the Persons who are the beneficial owners of such interests on such Interest Payment Date or at Stated Maturity. If a definitive Registered Security or Registered Securities of this series are issued in exchange for any portion of this Security after the close of business at the Office or Agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such Office or Agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of such portion of this Security on such Regular Record Date or Special Record Date, as the case may be.

      Payment of the principal of and any such interest on this Security will be made at the offices of The Bank of New York, as Paying Agent, in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the Person entitled thereto with a bank located in the United States, as such account shall be provided to the Security Registrar and shall appear in the Security Register.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance with certain conditions set forth therein, which provisions shall apply to this Security.

      The provisions of Article Four of the Indenture apply to Securities of this series.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series on behalf of the Holders of all Securities of such series to waive compliance by the Company and Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered indemnity or security reasonably satisfactory to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of Registered Securities of the series of which this Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office of the Security Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be payable in connection therewith, other than exchanges pursuant to Section 304 or 905, in each case not involving any transfer.

      The Company, Guarantor, the Trustee and any agent of the Company, Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Securities of this series of which this Security is a part are issuable only in registered form without coupons, in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      The Securities of this series are not subject to redemption. The Securities of this series are not convertible into or exchangeable for other securities.

      The Securities of this series shall be dated the date of their authentication.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  [         ], 2004                NYC NEWCO, INC.
  [Seal]
                                         By:
                                            ------------------------------------
                                            Name:  David A. Boor
                                            Title: Vice President and Treasurer

Attest:

----------------------------------
Assistant Corporate Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of a series issued under the Indenture described herein.

                                         THE BANK OF NEW YORK,
                                         as Trustee
                                         By:
                                            ------------------------------------
                                            Authorized Signatory

                             FORM OF TRANSFER NOTICE

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Security Registrar with full power of substitution in the premises.

      Date:

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT A

                              Schedule of Exchanges

                                                                                   Principal Amount at
                         Amount of Decrease in        Amount of Increase in      Maturity of this Global     Signature of Authorized
                       Principal at Maturity of     Principal at Maturity of       Note Following such        Officer of Trustee or
Date of Exchange           this Global Note             this Global Note          Decrease or Increase           Note Custodian
----------------           ----------------             ----------------          --------------------           --------------



